Exhibit 99.1

NEWS RELEASE

Williams Industrial Services Group Inc. ♦ 100 Crescent Centre Parkway, Suite 1240 ♦ Tucker, GA 30084

FOR IMMEDIATE RELEASE

Williams Reports First Quarter 2021 Financial Results

Growing Backlog & New Opportunities Point to Improving Fundamentals; Guidance Unchanged

ATLANTA, GA, May 19, 2021 – Williams Industrial Services Group Inc. (NYSE American: WLMS) (“Williams” or the “Company”), an infrastructure, construction and maintenance services company, today reported its financial results for the fiscal first quarter ended March 31, 2021.

Recent Highlights

●	Williams posted revenue of $60.9 million in the first quarter of 2021 compared with $66.1 million in the prior-year period, reflecting project timing, including reduced nuclear work at Vogtle
●	The Company reported a net loss of $1.7 million, or $(0.07) per share, in the first quarter versus a net loss of $1.0 million, or $(0.05) per share, in the first quarter of 2020
●	Adjusted EBITDA[1] was $0.6 million for the first quarter of 2021 compared with $1.6 million in the prior-year period
●	As of March 31, 2021, the Company’s backlog was $460.6 million compared to $443.9 million as of December 31, 2020, with approximately $182.4 million expected to be converted to revenue over the following twelve months
●	The Company has reaffirmed its previous financial guidance for 2021
●	On May 17, 2021, the Company hired Ray Hruby as Senior Vice President of Key Accounts, to support strategy and business development in pursuit of nuclear long-term agreements

“First quarter results were consistent with our sales and profitability expectations, and we reaffirm our previously-issued guidance for the remainder of the year,” said Tracy Pagliara, President and CEO of Williams. “The lower revenue, and less favorable project mix, impacted bottom line results, but we continued to build and diversify our backlog – and expect to hear soon on a major expansion of work related to the upcoming Indian Point nuclear decommissioning project in New York. We’re also confident in our ability to win our fair share of other contracts still out for bid as well as new opportunities on the horizon. We believe the Company is well positioned to capitalize on future growth potential across its myriad end markets, including energy delivery and water/wastewater, where investment upgrades are now under review in Congress.”

First Quarter 2021 Financial Results Compared to First Quarter 2020

Revenue in the first quarter of 2021 was $60.9 million compared with $66.1 million in the first quarter of fiscal 2020, reflecting $15.4 million of lower revenue tied to the Vogtle 3 & 4 nuclear construction project, partially offset by a $3.8 million increase related to decommissioning work and higher sales across other areas of the business.

Gross profit was $6.1 million, or 10.0% of revenue, compared with $6.9 million, or 10.4% of revenue, in the prior-year period, with the lower margin reflecting changes in program mix and lower Vogtle-related work. Operating expenses were $6.6 million compared with $6.4 million in the first quarter of 2020, reflecting investment in new business development, and the Company reported an operating loss of $0.5 million versus operating income of $0.5 million in the prior-year period. Interest expense was

1See NOTE 1 — Non-GAAP Financial Measures in the attached tables for important disclosures regarding Williams’ use of Adjusted EBITDA, as well as a reconciliation of income (loss) from continuing operations to Adjusted EBITDA.

Williams Industrial Services Group

May 19, 2021

$1.3 million in the first quarter of fiscal 2021 versus $1.5 million in 2020.

The Company reported a net loss of $1.7 million, or $(0.07) per share, in the first quarter of 2021 compared with a net loss of $1.0 million, or $(0.05) per share, in the prior-year period.

Balance Sheet

Total liquidity (the sum of unrestricted cash and availability under the Revolving Credit Facility) was $16.9 million at the end of the first quarter. The Company anticipates using its cash generation, supported by significant net operating losses (NOLs), to lower indebtedness during the remainder of fiscal 2021. As of March 31, 2021, the Company had $5.4 million of unrestricted cash and cash equivalents, $0.5 million of restricted cash, and $32.8 million of bank debt compared with $8.7 million of unrestricted cash and cash equivalents, $0.5 million of restricted cash, and $32.1 million of bank debt as of December 31, 2020.

Backlog

Total backlog as of March 31, 2021 was $460.6 million compared with $443.9 million at December 31, 2020. The Company recognized revenue of $60.9 million in the first quarter, booked new awards of $37.2 million, and saw net adjustments and cancellations of $40.3 million, primarily reflecting work scope expansion.

Three Months Ended March 31, 2021
Backlog - beginning of period	$443,850
New awards	37,241
Adjustments and cancellations, net	40,310
Revenue recognized	(60,851)
Backlog - end of period	$460,550

Williams estimates that approximately $182.4 million, or 39.6%, of total backlog will be converted to revenue in the following twelve months. This compares with $165.3 million of backlog at December 31, 2020 that the Company anticipated would be converted to revenue over the succeeding twelve-month period.

Outlook

The Company reaffirmed previous guidance (issued February 8, 2021) for the current fiscal year.

2021 Guidance
Revenue:	$310 million to $320 million
Gross margin:	11% to 13%
SG&A:	7.75% to 8.25% of revenue
Adjusted EBITDA (from continuing operations*:	$16 million to $18 million

*See Note 1 — Non-GAAP Financial Measures for information regarding the use of Adjusted EBITDA and forward-looking non-GAAP financial measures.

New Hire

On May 17, 2021, the Company hired Ray Hruby as Senior Vice President of Key Accounts, responsible for business development and project management of certain large accounts and nuclear long-term agreements. He most recently worked at Bruce Power as Vice President of Project Management and has experience at both Southern Nuclear and the Tennessee Valley Authority. As part of his employment agreement, the Company granted Mr. Hruby restricted share units (“RSUs”), consisting of time-based RSUs covering 37,500 shares that vest on the first anniversary of Mr. Hruby’s start date, subject to continued employment, and performance-based RSUs covering 37,500 shares at “target” performance and 75,000 shares at “maximum” performance that  vest on March 31, 2024, based on the extent to which the Company achieves the performance criteria under the 2021 long-term incentive plan and subject to continued employment. The grant was approved by the Company’s independent directors and made as an inducement material to Mr. Hruby’s commencement of employment as Senior Vice President of Key Accounts. The grant was made in reliance on the employment inducement exception to shareholder approval provided under Section 711 of the NYSE American Company Guide.

Williams Industrial Services Group

May 19, 2021

Webcast and Teleconference

The Company will host a conference call today, May 19, 2021, at 10:00 a.m. Eastern time. A webcast of the call and an accompanying slide presentation will be available at www.wisgrp.com. To access the conference call by telephone, listeners should dial 201-493-6780.

An audio replay of the call will be available later that day by dialing 412-317-6671 and entering conference ID number 13719207; alternatively, a webcast replay can be found at http://ir.wisgrp.com/, where a transcript will be posted once available.

About Williams

Williams Industrial Services Group has been safely helping plant owners and operators enhance asset value for more than 50 years. The Company provides a broad range of construction, maintenance and modification, and support services to infrastructure customers in energy and industrial end markets. Williams’ mission is to be the preferred provider of construction, maintenance, and specialty services through commitment to superior safety performance, focus on innovation, and dedication to delivering unsurpassed value to its customers.

Additional information about Williams can be found on its website: www.wisgrp.com.

Forward-looking Statement Disclaimer

This press release contains “forward-looking statements” within the meaning of the term set forth in the Private Securities Litigation Reform Act of 1995. The forward-looking statements include statements or expectations regarding the Company’s ability to perform in accordance with guidance, build and diversify its backlog and convert backlog to revenue, realize opportunities, including receiving contract awards on outstanding bids and successfully pursuing future opportunities, benefit from potential growth in the Company’s end markets, including the possibility of increased infrastructure spending by the U.S. federal government, and successfully achieve its growth and strategic initiatives, including decreasing the Company’s outstanding indebtedness, future demand for the Company’s services, and expectations regarding future revenues, cash flow, and the Company’s Indian Point project opportunity, and other related matters. These statements reflect the Company’s current views of future events and financial performance and are subject to a number of risks and uncertainties, some of which have been, and may further be, exacerbated by the COVID-19 pandemic, including the Company’s level of indebtedness and ability to make payments on, and satisfy the financial and other covenants contained in, its debt facilities, as well as its ability to engage in certain transactions and activities due to limitations and covenants contained in such facilities; its ability to generate sufficient cash resources to continue funding operations and the possibility that it may be unable to obtain any additional funding as needed or incur losses from operations in the future; exposure to market risks from changes in interest rates; failure to maintain effective internal control over financial reporting and disclosure controls and procedures; the Company’s ability to attract and retain qualified personnel, skilled workers, and key officers; failure to successfully implement or realize its business strategies, plans and objectives of management, and liquidity, operating and growth initiatives and opportunities, including its expansion into international markets and its ability to identify potential candidates for, and consummate, acquisition, disposition, or investment transactions; the loss of one or more of its significant customers; its competitive position; market outlook and trends in the Company’s industry, including the possibility of reduced investment in, or increased regulation of, nuclear power plants, declines in public infrastructure construction, and reductions in government funding; the failure of the U.S. Congress to pass infrastructure-related legislation benefiting the Company’s end markets; costs exceeding estimates the Company uses to set fixed-price contracts; harm to the Company’s reputation or profitability due to, among other things, internal operational issues, poor subcontractor performances or subcontractor insolvency; potential insolvency or financial distress of third parties, including customers and suppliers; the Company’s contract backlog and related amounts to be recognized as revenue; its ability to maintain its safety record, the risks of potential liability and adequacy of insurance; adverse changes in the Company’s relationships with suppliers, vendors, and subcontractors; compliance with environmental, health, safety and other related laws and regulations; limitations or modifications to indemnification regulations of the U.S. or Canada; the Company’s expected financial condition, future cash flows, results of operations and future capital and other expenditures; the impact of general economic conditions including the current economic disruption and any recession resulting from the COVID-19 pandemic; the impact of the COVID-19 pandemic on the Company’s business, results of operations, financial condition, and cash flows, including the potential for additional COVID-19 cases to occur at the Company’s active or future job sites, which potentially could impact cost and labor availability; information technology vulnerabilities and cyberattacks on the Company’s networks; the Company’s failure to comply with applicable laws and regulations, including, but not limited to, those relating to privacy and anti-bribery; the Company’s participation in multiemployer pension plans; the impact of any disruptions resulting from the expiration of collective bargaining agreements; the impact of natural disasters and other severe catastrophic events (such as the ongoing COVID-19 pandemic); the impact of changes in tax regulations and laws, including future income tax payments and utilization of net operating loss and foreign tax credit carryforwards; volatility of the market price for the Company’s common stock; the Company’s ability to maintain its stock exchange listing; the effects of anti-takeover provisions in the Company’s organizational documents and Delaware law; the impact of future offerings or sales of the Company’s common stock on the market price of such stock; expected outcomes of legal or regulatory proceedings and their anticipated effects on the Company’s results of operations; and any other statements regarding future growth, future cash needs, future operations, business plans and future financial results.

Other important factors that may cause actual results to differ materially from those expressed in the forward-looking statements are discussed in the Company’s filings with the U.S. Securities and Exchange Commission, including the section of the Annual Report on Form 10-K for its 2020 fiscal year titled “Risk Factors.” Any forward-looking statement speaks only as of the date of this press release. Except as may be required by applicable law, the Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, and you are cautioned not to rely upon them unduly.

Investor Contact:

Chris Witty

Darrow Associates

646-345-0998

cwitty@darrowir.com

Financial Tables Follow

Williams Industrial Services Group

May 19, 2021

WILLIAMS INDUSTRIAL SERVICES GROUP INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

	Three Months Ended March 31,
($ in thousands, except share and per share amounts)	2021	2020
Revenue	$60,851	$66,147
Cost of revenue	54,753	59,238

Gross profit	6,098	6,909
Gross margin	10.0%	10.4%

Selling and marketing expenses	211	138
General and administrative expenses	6,311	6,200
Depreciation and amortization expense	41	41
Total operating expenses	6,563	6,379

Operating income (loss)	(465)	530
Operating margin	(0.8)%	0.8%

Interest expense, net	1,293	1,533
Other income, net	(360)	(122)
Total other expense, net	933	1,411

Loss from continuing operations before income tax	(1,398)	(881)
Income tax expense	185	48
Loss from continuing operations	(1,583)	(929)

Loss from discontinued operations before income tax	(79)	(54)
Income tax expense	19	18
Loss from discontinued operations	(98)	(72)

Net loss	$(1,681)	$(1,001)

Basic loss per common share
Loss from continuing operations	$(0.06)	$(0.05)
Loss from discontinued operations	(0.01)	—
Basic loss per common share	$(0.07)	$(0.05)

Diluted loss per common share
Loss from continuing operations	$(0.06)	$(0.05)
Loss from discontinued operations	(0.01)	—
Diluted loss per common share	$(0.07)	$(0.05)

Weighted average common shares outstanding (basic)	24,933,894	20,347,661
Weighted average common shares outstanding (diluted)	24,933,894	20,347,661

Williams Industrial Services Group

May 19, 2021

WILLIAMS INDUSTRIAL SERVICES GROUP INC. AND SUBSIDIARIES

REVENUE BRIDGE ANALYSIS*

First Quarter 2021 Revenue Bridge

(in millions)	$ Change
First quarter 2020 revenue	$66.1
Plant Vogtle Units 3 and 4	(15.4)
Canada	1.2
Decommissioning	3.8
Project mix	5.2
Total change	(5.2)
First quarter 2021 revenue*	$60.9

*Numbers may not sum due to rounding

Williams Industrial Services Group

May 19, 2021

WILLIAMS INDUSTRIAL SERVICES GROUP INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)

	March 31,	December 31,
($ in thousands, except share and per share amounts)	2021	2020
ASSETS
Current assets:
Cash and cash equivalents	$5,444	$8,716
Restricted cash	468	468
Accounts receivable, net of allowance of $333 and $351, respectively	29,258	27,549
Contract assets	12,528	7,969
Other current assets	6,461	6,457
Total current assets	54,159	51,159

Property, plant and equipment, net	325	309
Goodwill	35,400	35,400
Intangible assets, net	12,500	12,500
Other long-term assets	5,833	5,712
Total assets	$108,217	$105,080

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$5,373	$6,210
Accrued compensation and benefits	21,760	15,800
Contract liabilities	1,978	2,529
Short-term borrowings	1,151	352
Current portion of long-term debt	1,050	1,050
Other current liabilities	6,837	7,170
Current liabilities of discontinued operations	339	342
Total current liabilities	38,488	33,453
Long-term debt, net	30,628	30,728
Deferred tax liabilities	2,427	2,440
Other long-term liabilities	1,871	2,098
Long-term liabilities of discontinued operations	4,499	4,466
Total liabilities	77,913	73,185
Commitments and contingencies
Stockholders’ equity:
Common stock, $0.01 par value, 170,000,000 shares authorized, and 26,365,169 and 25,926,333 shares issued, respectively, and 25,896,001 and 25,336,442 shares outstanding, respectively	260	256
Paid-in capital	90,372	90,292
Accumulated other comprehensive income	32	28
Accumulated deficit	(60,354)	(58,673)
Treasury stock, at par (469,168 and 589,891 common shares, respectively)	(6)	(8)
Total stockholders’ equity	30,304	31,895
Total liabilities and stockholders’ equity	$108,217	$105,080

Williams Industrial Services Group

May 19, 2021

WILLIAMS INDUSTRIAL SERVICES GROUP INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)

	Three Months Ended March 31,
(in thousands)	2021	2020
Operating activities:
Net loss	$(1,681)	$(1,001)
Adjustments to reconcile net loss to net cash used in operating activities:
Net loss from discontinued operations	98	72
Deferred income tax provision (benefit)	(13)	33
Depreciation and amortization on plant, property and equipment	41	41
Amortization of deferred financing costs	208	182
Amortization of debt discount	50	—
Bad debt expense	(18)	3
Stock-based compensation	715	472
Changes in operating assets and liabilities, net of businesses sold:
Accounts receivable	(1,634)	5,444
Contract assets	(4,410)	(9,413)
Other current assets	59	(2)
Other assets	(172)	(596)
Accounts payable	(859)	(3,122)
Accrued and other liabilities	5,112	4,230
Contract liabilities	(548)	701
Net cash used in operating activities, continuing operations	(3,052)	(2,956)
Net cash used in operating activities, discontinued operations	(69)	(83)
Net cash used in operating activities	(3,121)	(3,039)
Investing activities:
Purchase of property, plant and equipment	(56)	(42)
Net cash used in investing activities	(56)	(42)
Financing activities:
Repurchase of stock-based awards for payment of statutory taxes due on stock-based compensation	(541)	(65)
Proceeds from issuance of common stock	—	6,532
Debt issuance costs	—	(442)
Proceeds from short-term borrowings	57,971	53,460
Repayments of short-term borrowings	(57,435)	(57,913)
Net cash provided by (used in) financing activities	(5)	1,572
Effect of exchange rate change on cash	(90)	(136)
Net change in cash, cash equivalents and restricted cash	(3,272)	(1,645)
Cash, cash equivalents and restricted cash, beginning of period	9,184	7,818
Cash, cash equivalents and restricted cash, end of period	$5,912	$6,173

Supplemental Disclosures:
Cash paid for interest	$875	$716
Noncash amendment fee related to revolving credit facility	$—	$150
Cash paid for income taxes, net of refunds	$1,066	$—

Williams Industrial Services Group

May 19, 2021

WILLIAMS INDUSTRIAL SERVICES GROUP INC. AND SUBSIDIARIES

NON-GAAP FINANCIAL MEASURE (UNAUDITED)

This press release contains financial measures not derived in accordance with accounting principles generally accepted in the United States (“GAAP”). A reconciliation to the most comparable GAAP measure is provided below.

ADJUSTED EBITDA-CONTINUING OPERATIONS

	Three Months Ended March 31,
(in thousands)	2021	2020
Loss from continuing operations	$(1,583)	$(929)
Add back:
Interest expense, net	1,293	1,533
Income tax expense	185	48
Depreciation and amortization expense	41	41
Stock-based compensation	715	471
Other professional fees	—	156
Franchise taxes	60	76
Settlement expenses	—	69
Foreign currency (gain) loss	(90)	95
Adjusted EBITDA - continuing operations	$621	$1,560

NOTE 1 — Non-GAAP Financial Measures

Adjusted EBITDA-Continuing Operations

Adjusted EBITDA is not calculated through the application of GAAP and is not the required form of disclosure by the U.S. Securities and Exchange Commission. Adjusted EBITDA is the sum of the Company’s income (loss) from continuing operations before interest expense, net, and income tax (benefit) expense and unusual gains or charges. It also excludes non-cash charges such as depreciation and amortization. The Company’s management believes adjusted EBITDA is an important measure of operating performance because it allows management, investors and others to evaluate and compare the performance of its core operations from period to period by removing the impact of the capital structure (interest), tangible and intangible asset base (depreciation and amortization), taxes and unusual gains or charges (stock-based compensation, other professional fees, franchise taxes,  foreign currency (gain) loss, and settlement expenses), which are not always commensurate with the reporting period in which such items are included. Williams’ credit facilities also contain ratios based on EBITDA. Adjusted EBITDA should not be considered an alternative to net income or as a better measure of liquidity than net cash flows from operating activities, as determined by GAAP, and, therefore, should not be used in isolation from, but in conjunction with, the GAAP measures. The use of any non-GAAP measure may produce results that vary from the GAAP measure and may not be comparable to a similarly defined non-GAAP measure used by other companies.

Note Regarding Forward-Looking Non-GAAP Financial Measures

The Company does not provide a reconciliation of forward-looking non-GAAP financial measures to their comparable GAAP financial measures because it could not do so without unreasonable effort due to the unavailability of the information needed to calculate reconciling items and due to the variability, complexity and limited visibility of the adjusting items that would be excluded from the non-GAAP financial measures in future periods. When planning, forecasting and analyzing future periods, the Company does so primarily on a non-GAAP basis without preparing a GAAP analysis.